                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                        PEEKSKILL FINANCIAL CORPORATION
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                  [PEEKSKILL FINANCIAL CORPORATION LETTERHEAD]




                               September 23, 1997




Dear Fellow Stockholder:

         On behalf of the Board of Directors and management of Peekskill Financial Corporation (the "Company"), we cordially invite you to attend the Company's Annual Meeting of Stockholders. The meeting will be held at 3:30 p.m., Peekskill, New York time, on October 22, 1997 at the Main office of the Company located at 1019 Park Street, Peekskill, New York 10566.

         An important aspect of the meeting process is the stockholder vote on corporate business items. We urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon the election of two directors of the Company and the ratification of KPMG Peat Marwick LLP as auditors of the Company for the fiscal year ending June 30, 1998. The Board has carefully considered both of these proposals and unanimously recommends that you vote "For" the director nominees and the ratification of KPMG Peat Marwick LLP.

         We encourage you to attend the meeting in person. Whether or not you plan to attend, please read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid return envelope as promptly as possible. This will save the Company additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

                                                     Sincerely,





                                                     Eldorus Maynard
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                         Peekskill Financial Corporation
                                1019 Park Street
                            Peekskill, New York 10566
                                 (914) 737-2777


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on October 22, 1997


         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Peekskill Financial Corporation (the "Company") will be held at the Main office of the Company located at 1019 Park Street, Peekskill, New York 10566, at 3:30 p.m., Peekskill, New York time, on October 22, 1997.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.       The election of two directors of the Company; and

         2. The ratification of the appointment of KPMG Peat Marwick LLP as the auditors of the Company for the fiscal year ending June 30, 1998; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on September 11, 1997 are the stockholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                            BY ORDER OF THE BOARD OF DIRECTORS




                                            Eldorus Maynard
                                            Chairman of the Board and
                                            Chief Executive Officer



Peekskill, New York
September 23, 1997



--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED
IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                         Peekskill Financial Corporation
                                1019 Park Street
                            Peekskill, New York 10566
                                 (914) 737-2777

                         ANNUAL MEETING OF STOCKHOLDERS
                                October 22, 1997


         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Peekskill Financial Corporation (the "Company"), the parent company of First Federal Savings Bank ("First Federal" or the "Bank"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Main office of the Company located at 1019 Park Street, Peekskill, New York 10566 on October 22, 1997, at 3:30 p.m., Peekskill, New York time, and all adjournments or postponements of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about September 23, 1997. Certain of the information provided herein relates to First Federal Savings Bank (the "Bank"), a wholly owned subsidiary and the predecessor of the Company.

         At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of two directors of the Company and the ratification of the appointment of KPMG Peat Marwick as the auditors of the Company for the fiscal year ending June 30, 1998.

Vote Required and Proxy Information

         All shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than those described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. Approval of the ratification of the appointment of KPMG Peat Marwick LLP requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. A majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to William LaCalamito, Corporate Secretary, Peekskill Financial Corporation, 1019 Park Street, Peekskill, New York 10566.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on September 11, 1997 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 3,193,121 shares of Common Stock issued and outstanding.

         The following table sets forth information regarding share ownership of
(i) those persons or entities known by management to beneficially own more than five percent of the Common Stock, (ii) each member of the Company's board of directors, (iii) each officer of the Company and the Bank who made in excess of $100,000 (salary and bonus) during the fiscal period ended June 30, 1997 (the "Named Officers"); and (iv) all directors and executive officers of the Company and the Bank as a group.

                                                                              Shares Beneficially
                                                                                    Owned at          Percent
                                Beneficial Owner                               September 11, 1997     of Class
------------------------------------------------------------------------------ ------------------     --------
Principal Owners
----------------

Peekskill Financial Corporation Employee Stock Ownership Plan(1)                    303,381              9.5%
1019 Park Street
Peekskill, New York  10566

Brandes Investment Partners, L.P.(2)                                                311,910              9.8
12750 High Bluff Drive, Suite 420
San Diego, California 92130

First Manhattan Co.(3)                                                              191,415              6.0
437 Madison Avenue
New York, New York 10022

Directors and Named Officers(4)
-------------------------------

Eldorus Maynard, Chairman of the Board and                                           43,854              1.4
 Chief Executive Officer

William LaCalamito, President,
  Chief Operating Officer and Director                                               44,093              1.4

Dominick Bertoline, Director                                                         17,076               .5

Edward H. Dwyer, Director                                                            31,516              1.0

John Patrick Fay, Director                                                           20,917               .7

Robert E. Flower, Director                                                           28,240               .9

Directors and executive officers of the Company and the Bank, as a group
(6 persons)(5)                                                                      185,696              5.7

----------------
(1) The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 24,599 of which have been allocated to accounts of participants and are therefore excluded from the total. First Bankers Trust, Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants.
(2) As reported on Schedule 13-G dated February 12, 1997 filed by Brandes Investment Partners, L.P. ("Brandes") in which Brandes claimed sole voting power and shared dispositive power in regards to 311,910 shares.
(3) As reported on Schedule 13-G dated January 30, 1997 filed by First Manhattan Co. ("First Manhattan") in which First Manhattan claimed sole voting and dispositive power in regards to 139,514 shares, shared voting power in regards to 22,101 shares and shared dispositive power in regards to 51,901 shares.
(4) The address of each Director and Named Officer is the same as that of the Company.
(5) Amount includes shares held directly, as well as shares allocated to such individuals under the ESOP, shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole voting and/or investment power. The amounts reported include 57,397 shares which are the subject of options exercisable within 60 days of September 1, 1997 and exclude 229,584 shares awarded to such individuals pursuant to the Stock Option Plan which shares are not exercisable within 60 days of September 11, 1997. In addition, the amounts include 5,125, 5,125 and 1,640 vested shares which have been awarded to Chairman Maynard, President LaCalamito and each outside director, respectively pursuant to the Company's Recognition and Retention Plan ("RRP").
                                        2

         The following table sets forth the beneficial ownership of the Directors and Named Officers above using the same assumptions as the table set forth on page 2 except that the amounts include unvested shares issued under the RRP.

                                                                                                    Percent
                                Beneficial Owner                             September 11, 1997     of Class
--------------------------------------------------------------------------   ------------------     --------
Directors and Named Officers
----------------------------

Eldorus Maynard, Chairman of the Board and                                         79,726             2.5%
 Chief Executive Officer

William LaCalamito, President,
  Chief Operating Officer and Director                                             79,965             2.5

Dominick Bertoline, Director                                                       23,635              .7

Edward H. Dwyer, Director                                                          38,075             1.2

John Patrick Fay, Director                                                         27,476              .9

Robert E. Flower, Director                                                         34,799             1.1

Directors and executive officers of the Company and the Bank, as a group
(6 persons)                                                                       283,676             8.7


                        PROPOSAL I. ELECTION OF DIRECTORS

General

         The Company's Board of Directors currently consists of six members, each of whom is also a director of the Bank. The Board is divided into three classes, each of which contains approximately one-third of the Board, and approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors are elected and qualified.

         The following table sets forth certain information, as of September 11, 1997, regarding the Company's Board of Directors, including each director's term of office. The Board of Directors acting as the nominating committee has recommended and approved the nominees identified in the following table. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominee) will be voted at the Meeting FOR the election of the nominees identified below. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees may be unable to serve, if elected. There are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                                              Shares of
                                                                                            Common Stock       Percent
                                             Position(s) Held       Director    Term to     Beneficially         of
              Name                Age         in the Company        Since(1)    Expire        Owned(2)          Class
-------------------------------  -----       ----------------       --------   --------      ----------        ------

                                                       NOMINEES
William J. LaCalamito             38    President, Chief              1995       2000         44,093(3)             1.4%
                                        Operating Officer and
                                        Director
Dominick Bertoline                51    Director                      1986       2000         17,076                 .5

                                            DIRECTORS CONTINUING IN OFFICE

Eldorus Maynard                   62    Chairman of the Board         1993       1998         43,854(3)             1.4
                                        and Chief Executive
                                        Officer
Robert E. Flower                  60    Director                      1987       1998         28,240                 .9
Edward H. Dwyer                   71    Director                      1973       1999         31,516                1.0
John Patrick Fay                  71    Director                      1981       1999         20,917                 .7


----------------
(1) Includes service as a director of the Bank prior to the formation of the Company.
(2) Includes shares held directly, in retirement accounts, in a fiduciary capacity or by certain affiliated entities or members of the named individuals' families, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or dispositive powers. Also includes 5,125, 5,125 and 1,640 vested shares granted to Chairman Maynard, President LaCalamito and each outside director, respectively pursuant to the RRP and 20,499, 20,499 and 4,100 shares subject to option awarded pursuant to the stock option plan which are exercisable within 60 days of September 11, 1997.
(3) Includes 3,815 and 3,678 shares allocated to Chairman Maynard and President LaCalamito, respectively pursuant to the ESOP.

         The business experience of each nominee and Director for at least the past five years is set forth below.

         William J. LaCalamito is President, Chief Operating Officer, Chief Financial Officer and Secretary of the Company and the Bank. Mr. LaCalamito joined the Bank in 1988 as Vice President. In 1993, Mr. LaCalamito was named Secretary of the Bank and in 1995 he was also named Chief Financial Officer. In his capacity as President and Chief Operating Officer, Mr. LaCalamito is responsible for overseeing all the primary business functions of the Bank.

         Dominick Bertoline is President and Chief Executive Officer of D. Bertoline & Sons, Inc., an Anheuser- Busch product distributor. Mr. Bertoline has been a member of the Board of Directors since 1986.

         Eldorus Maynard is Chairman of the Board and Chief Executive Officer of the Bank. Mr. Maynard first joined the Bank as a teller and bookkeeper in 1958. Mr. Maynard served as Secretary of the Bank beginning in 1964, Assistant Vice President and Secretary beginning in 1977, and Vice President and Secretary beginning in 1985. Mr. Maynard was named Chairman and Chief Executive Officer in 1995 following the death of the Bank's longtime Chairman and Chief Executive Officer, Raymond Doehler.

         Robert E. Flower is the owner of Bliss Manufacturing, Inc., a manufacturer of women's clothing. Mr. Flower has been a member of the Board of Directors since 1987.

         Edward H. Dwyer is the owner of Dwyer Agency, a Real Estate and Insurance Agency. Mr. Dwyer has been a member of the Board of Directors since 1973.
                                        4

         John Patrick Fay is the President of Mechtrol, a manufacturer of industrial lubricants. Mr. Fay has been a member of the Board of Directors since 1981.

Meetings and Committees of the Board of Directors

         The Company. The Company's Board of Directors has standing Audit and Compensation Committees which meet and act in conjunction with the like committees of the Bank's Board of Directors. The Board of Directors met 16 times in fiscal 1997. During fiscal 1997, no incumbent director of the Company attended fewer than 75% of the total number of meetings held by the Board of Directors.

         The entire Board of Directors acts as a nominating committee for selecting nominees for election as directors. While the Board of Directors will consider nominees recommended by stockholders, the Board has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders generally must be delivered in writing to the Secretary of the Company at least 30 days prior to the date of the Meeting. The Board of Directors met once during fiscal 1997 in its capacity as a nominating committee.

         The Bank. The Bank's Board of Directors met 14 times during the fiscal year ended June 30, 1997. During fiscal 1997, no incumbent director of the Bank attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

         The Bank has standing Executive, Audit and Compensation Committees.

         The Bank's Executive Committee meets on a monthly basis and exercises the powers of the full Board of Directors between Board meetings. The Executive Committee is composed of Directors Maynard, Dwyer and Flower. The Executive Committee met 12 times during the fiscal year ended June 30, 1997.

         The Audit Committee is responsible for recommending the selection of the independent auditors of the Company and the Bank and meeting with the independent auditors to outline the scope and review the results of the annual audit. The current members of this committee are Directors Bertoline, Dwyer, Fay and Flower. This committee held one meeting during the fiscal year ended June 30, 1997.

         The Bank's Compensation Committee is responsible for the design and administration of the Bank's overall compensation program. In addition, the committee reviews and approves all executive officers' compensation plans, evaluates executive performance, and considers other related matters. The current members of this committee are Directors Bertoline, Dwyer, Fay and Flower. The Compensation Committee held one meeting during the fiscal year ended June 30, 1997.

Director Compensation

         Each director on the Board of Directors of the Company is paid a fee of $500 for each Board meeting attended. Each director on the Board of Directors is also paid a fee of $500 for each regular meeting of the Bank's Board attended. Executive Committee Members also receive $150 per month for attendance at Executive Committee Meetings.

Executive Compensation

         The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

         The following table sets forth information concerning the compensation paid to the Named Officers for services in all capacities to the Company for the fiscal year ended June 30, 1997.

                                                     Summary Compensation Table
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                             Long-Term
                                                      Annual Compensation                  Compensation
                                                                                              Awards
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                     Options/
                                                                                                      Stock
                                                                                    Restricted    Appreciation
                                                                  Other Annual         Stock         Rights           All Other
  Name and Principal Position    Year     Salary($)   Bonus($)  Compensation($)(1)    Award($)      ("SARs")(#)   Compensation($)(4)
-----------------------------------------------------------------------------------------------------------------------------------
Eldorus Maynard, Chairman of     1997    $134,800(5)   $9,308         $---         $486,839(2)      102,494(3)         $58,126
the Board and Chief Executive    1996     126,175(5)    9,308          ---              ---            ---              39,573
Officer                          1995     108,875(5)    7,807          ---              ---            ---               6,641

William LaCalamito,              1997    $129,500(5)   $9,038         $---         $486,839(2)      102,494(3)         $46,983
President and Chief              1996     118,500(5)    9,038          ---              ---            ---              27,099
Operating Officer                1995      98,798       7,500          ---              ---            ---               6,379
-----------------------------------------------------------------------------------------------------------------------------------

(1) Neither Mr. Maynard nor Mr. LaCalamito received additional benefits or perquisites which, in the aggregate, exceeded 10% of their salary and bonus.

(2) Amount reflects dollar value of award of 40,997 shares of restricted stock granted to Messrs. Maynard and LaCalamito each pursuant to the RRP on July 3, 1996. The dollar value per share of such award on the date of grant was $11.875.

(3) On July 3, 1996, pursuant to the 1996 Stock Option and Incentive Plan, the Company granted to Mr. Maynard and Mr. LaCalamito options to purchase 102,494 shares of common stock each at an exercise price equal to the market value per share on the date of the grant.

(4) Amounts include contributions by the Company on behalf of the employee to the ESOP, 401(k) Plan and SERA as follows:

                                     ESOP                            401(k) Plan                          SERA
                       --------------------------------      ------------------------------   ------------------------------
                         1997        1996        1995        1997        1996       1995        1997        1996       1995

Eldorus Maynard        $36,900     $15,921     $   ---        ---      $3,338      $6,641    $21,226     $20,314   $    ---
William LaCalamito      35,475      15,428         ---        ---       3,225       6,379     11,508       8,446        ---

(5) Amounts include directors fees paid to Mr. Maynard of $13,800, $10,050 and $6,000, respectively for fiscal years 1997, 1996 and 1995 and $12,000 and $6,000 paid to Mr. LaCalamito for fiscal year 1997 and 1996, respectively.

            The following table sets forth certain information concerning stock options granted pursuant to the Stock Option Plan to the Named Officers in fiscal 1997. No stock appreciation rights have been granted pursuant to the Stock Option Plan.

==============================================================================================================================
                                                  OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------------
                                                                                                  Potential Realizable
                                                                                                    Value at Assumed
                                     Individual Grants                                            Annual Rates of Stock
                                                                                                   Price Appreciation
                                                                                                     for Option Term
------------------------------------------------------------------------------------------------------------------------------
                            Number of
                           Securities
                           Underlying       % of Total         Exercise
                             Options          Options           or Base
                             Granted     Granted in Fiscal       Price        Expiration
          Name               (#)(1)            Year             ($/Sh)           Date            5% ($)          10% ($)
-----------------------------------------------------------------------------------------------------------------------------
Eldorus Maynard              102,494           34.5%            $11.875        7/3/2006         $766,143       $1,939,699
William LaCalamito           102,494           34.5              11.875        7/3/2006          766,143        1,939,699
=============================================================================================================================

-----------------
(1) Messrs. Maynard and LaCalamitos' options become exercisable in equal installments over a five-year period with the first installment becoming exercisable on July 3, 1997.

         The following table sets forth certain information concerning the number and value of stock options at June 30, 1997 held by the Named Officers, none of which have been exercised.

=================================================================================================================================
                                   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END
                                                          OPTION VALUES
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Value of
                                                                             Number of                     Unexercised
                                                                            Unexercised                   In-the-Money
                                                                            Options at                     Options at
                                                                           FY-End (#)(1)                  FY-End ($)(2)
                           Shares Acquired                         -------------------------------------------------------------
          Name             on Exercise (#)    Value Realized ($)    Exercisable   Unexercisable   Exercisable    Unexercisable
--------------------------------------------------------------------------------------------------------------------------------
Eldorus Maynard                  N/A                  N/A             20,499         81,995         $65,289        $261,154
William LaCalamito               N/A                  N/A             20,499         81,995          65,289         261,154
================================================================================================================================

----------------
(1) Represents an option to purchase Common Stock awarded to Messrs. Maynard and LaCalamito, respectively. The options vest in five equal annual installments. The first installment vested on July 3, 1997, with the remaining installments to vest equally on July 3, 1998, 1999, 2000 and 2001.
(2) Represents the aggregate market value (market price of the Common Stock less the exercise price) of the option granted based upon the average of the closing bid and ask price of $15.06 per share of Common Stock as reported on the NASDAQ National Market system on June 30, 1997.

Employment Agreements

    The Bank has entered into employment agreements with Eldorus Maynard and William LaCalamito. The agreements have been filed with and approved by the OTS as part of the application of the Company to become a savings and loan holding company. The agreements have initial terms of three years and provide for annual extensions, subject to a performance evaluation by disinterested members of the Board of Directors of the Company. The employment agreements require the payment of the employees' annual salaries, bonuses and benefits from the Company and the Bank for the remaining term of the contract unless the employee dies, voluntarily resigns or is terminated for cause.

    The employment agreements provide for payment to the employee (in addition to, if applicable, his salary, bonus and benefits for the remainder of the term of the contract) of an amount equal to 299% of the employee's compensation in the event that his employment terminates (whether voluntarily or otherwise) in connection with a "change in control" of the Bank or the Company or within eighteen months thereafter. For the purposes of the employment agreements, a "change in control" is defined to include, among other things, any event which would require the filing of an application for acquisition of control or notice of change in control pursuant to 12 C.F.R. ss. 574.3 or 4. Such events are generally triggered upon the acquisition or control of 10% of the Company's common stock. Based on their current salaries, if the employment of Messrs. Maynard and LaCalamito had been involuntarily terminated as of June 30, 1997 under circumstances entitling them to severance pay as described above, they would have been entitled to receive cash payments of up to $890,000 and $829,000, respectively, depending on the remaining term of the agreements.

    Supplemental Executive Retirement Agreements. The Bank has entered into a non-qualified Supplemental Executive Retirement Agreement (a "SERA") with Chairman and Chief Executive Officer Maynard to provide him with a supplemental retirement benefit equal to what would have been provided to him under the Retirement Income Plan but for the limitations contained in Sections 401, 414 and 415 of the Internal Revenue Code of 1986, as amended. In addition, the Bank has entered into a SERA with President LaCalamito. Under this SERA, the Bank will provide for payment of a monthly supplemental retirement benefit equal to up to 24% of his average monthly compensation during the three highest 12-month periods prior to retirement. Such benefit shall be payable upon normal retirement at age 65 or, under certain circumstances, age 55 if his termination is without cause. Upon the employee's death, 50% of the amount payable under the Agreement shall be payable to his spouse until her death.

    The Bank plans to establish an irrevocable grantor trust in connection with the SERAs. This trust will be funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERAs. Under such circumstances, the SERA participants will have only the rights of unsecured creditors with respect to the trust's assets, and do not recognize income with respect to benefits provided by the SERA until such benefits are received by the participants. The assets of the grantor trust will be considered part of the general assets of the Bank and will be subject to the claims of the Bank's creditors in the event of the Bank's insolvency. Earnings on the trust's assets will be taxable to the Bank. The trustee of the trust may invest the trust's assets in the Company's stock.

    The Agreements described above are unfunded and all obligations arising thereunder are payable from the general assets of the Bank.

Benefit Plans

    General. The Bank currently provides insurance benefits to its employees, including health, life, dental, short and long term disability and major medical, subject to certain deductibles and copayments by employees.

    Savings and Investment Plan. The Bank maintains a Savings and Investment Plan for the benefit of its employees (the "401(k) Plan"). The Plan and its related Trust comply with the applicable provisions of Sections 401(a), 401(k) and 501(a) of the Internal Revenue Code of 1986. An employee is eligible to participate in the Plan after completing three months of service.

    Participants are permitted to make salary reduction contributions to the 401(k) Plan of between 2% and 16% of the participant's annual salary. Each participant's salary reduction contribution is matched by the Bank in an amount equal to 100% of the participant's salary reduction contribution up to a maximum of 6% of the participant's compensation for the payroll period.

    The Bank's contributions to the 401(k) plan on behalf of an employee vest to that employee in the amount of 20% for each succeeding year up to five years, after which the employee is fully vested. Participants' contributions to the 401(k) Plan are fully and immediately vested. Withdrawals are not permitted before age 59 and six months except in the event of death, disability, termination of employment or reasons of proven financial hardship. Upon termination of employment, the participant's account will be distributed, unless he or she elects to defer the payment.

    The funds included in the 401(k) Plan are invested at the direction of the participant into one of the investment options available under the 401(k) Plan. Changes in investment directions among the funds are permitted on a quarterly basis pursuant to procedures established by the Plan Administrator. Each participant receives a quarterly statement which provides information regarding, among other things, the market value of his investments and contributions made to the 401(k) Plan on his behalf. Upon the implementation of the Company's ESOP, the 401(k) Plan was frozen and all contributions to the Plan ceased. Management is considering reactivation of the 401(k) Plan, however, without matching contributions.

    Retirement Income Plan. The Bank sponsors a Retirement Income Plan for its employees (the "Retirement Plan"). This non-contributory defined benefit retirement plan covers all employees who have completed one year and 1,000 hours of service and have attained age 18.

    The Retirement Plan is funded solely by contributions made by the Bank. The Bank's contribution to the Pension Plan for the plan year ended December 31, 1996 was $77,086. Employees become fully vested after 5 years of service or after attaining age 65.

    A participant may receive upon normal retirement either a lump sum payment or a level monthly benefit payment. The normal retirement age is 65 and the early retirement age is under most circumstances after age 55. Employees who terminate employment after becoming vested will be eligible to receive a pension benefit.

    Normal retirement benefits are equal to 50% of: (i) average earnings (not to exceed $150,000 adjusted annually for the cost of living) for any three consecutive calendar years during the ten years prior to termination, retirement, or death multiplied by (ii) the ratio of number of years credited service (up to a maximum of 15 years) to 15 or (iii) the ratio which the number of years of credited service bears to the greater of 15 years or the number of years of credited service an employee would have had at normal retirement date had his service not ceased.

    The following table illustrates annual pension benefits payable upon normal retirement, which are not subject to offset for Social Security payments, based on various levels of compensation and years of service and assuming payment in the form of a straight-line annuity.

                                                                              Years of Service
       Average Annual                            ---------------------------------------------------------------------
        Compensation                                10         15        20        25         30        35        40
        ------------                                --         --        --        --         --        --        --

        $ 40,000..............................   $13,333     20,000    20,000    20,000     20,000    20,000    20,000
          60,000..............................    20,000     30,000    30,000    30,000     30,000    30,000    30,000
          80,000..............................    26,667     40,000    40,000    40,000     40,000    40,000    40,000
         100,000..............................    33,333     50,000    50,000    50,000     50,000    50,000    50,000
         120,000..............................    40,000     60,000    60,000    60,000     60,000    60,000    60,000
         140,000..............................    46,667     70,000    70,000    70,000     70,000    70,000    70,000
         160,000..............................    53,333     80,000    80,000    80,000     80,000    80,000    80,000

    At June 30, 1997, Messrs. Maynard and LaCalamito had 39.2, and 8.7 years of credited service under the Plan, respectively.

Compensation Committee Report on Executive Compensation

    Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale for and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the Bank, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

    General. The Board of Directors of the Bank has delegated to the Compensation Committee the responsibility and authority to oversee the general compensation policies of the Bank, to establish compensation plans and specific compensation levels for executive officers, and to review the recommendations of management for compensation and benefits for other officers and employees of the Bank. The Compensation Committee is composed solely of independent outside directors.

    In light of the Conversion of the Bank from a mutually owned to a publicly owned financial services company, the Compensation Committee developed an executive compensation policy designed to: (i) offer competitive compensation packages in order to attract, motivate, retain and reward those key executive officers who are crucial to the long-term success of the Bank; and (ii) encourage decision making that maximizes long-term stockholder value. The Compensation Committee's primary compensation objective is to ensure that such compensation be tied to the achievement of both short term and longer term objectives established in conjunction with the Company's annual planning process.

    Executive Compensation Policy. The compensation package provided to the executive officers of the Bank is composed principally of base salary and annual incentive bonus awards. Executive officers also participate in other benefit plans available to all eligible employees including the ESOP. The Compensation Committee periodically reviews the various elements of the compensation package available to executive officers in consideration of the policies described above. The Compensation Committee met one time in fiscal 1997 to review employee related compensation/benefit issues in general and to review and recommend the base salary and bonuses of the Chief Executive Officer and the President.

         Base Salary. It is the policy of the Compensation Committee to annually review executive compensation packages, including base salaries paid or proposed to be paid, with compensation packages and base salaries offered by other financial institutions with total assets and performance results comparable to those of the Bank, as well as to compare the complexities of the positions under consideration with similar jobs in other financial institutions regardless of asset size. This information is primarily derived from third party sources that provide compensation data and analysis from publicly held companies in the Bank's market area. Specific factors considered include the level of responsibility delegated to a particular officer, the complexity of the job being evaluated, the position's impact on both short term and long term corporate objectives, the expertise and skill level of the individual under consideration, the degree to which the officer has achieved his management objectives for the plan year, and the officer's overall performance in managing his area of responsibility. The Compensation Committee's decisions are discretionary and no quantifiable formula is utilized in the decision making process.

         Benefit Plans. The Compensation Committee's policy with respect to employee benefit plans is to provide competitive benefits to employees of the Bank, including executive officers. Additionally, the ESOP will provide employees, including executive officers, with an additional equity-based incentive to maximize long-term shareholder value. The Compensation Committee believes that a competitive employee benefit package is essential to achieving the goals of attracting and retaining highly qualified employees.

    Chief Executive Officer. Total compensation paid to the Chief Executive Officer for fiscal 1997 (including directors' fees) was $144,108 and reflects a six percent increase from fiscal 1996. In determining total compensation paid to the Chief Executive Officer, the Compensation Committee considered factors relating to the performance of the Bank including (i) the successful completion of the Bank's conversion to stock form, (ii) the level of operating profit and (iii) goals relating to efficiency ratios, fee income, loan volume, asset quality, Community Reinvestment Act compliance and the Bank's infrastructure.

                                            Dominick Bertoline
                                            Edward Dwyer
                                            John Patrick Fay
                                            Robert E. Flower



Comparative Stock Performance Presentation

    Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock to the cumulative total return of the Nasdaq Market Index and the Media General Savings and Loan Index for each annual period beginning on December 29, 1995 (the date the Company's Common Stock first reported on the Nasdaq Stock Market) through June 30, 1997. The presentation assumes $100 was invested on December 29, 1995.

     170 |------------------------------------------------------------------#
         |                                                                  |
         |                                                                  |
         |                                                                  |
     150 |------------------------------------------------------------------*
         |                                                                  |
         |                                                                  |
         |                                                                  @
D    130 |------------------------------------------------------------------|
O        |                                                                  |
L        |                                                                  |
L        |                                *                                 |
A    110 |--------------------------------@---------------------------------|
R        |                                #                                 |
S        *#@                                                                |
         |                                                                  |
      90 |------------------------------------------------------------------|
         |                                                                  |
         |                                                                  |
         |                                                                  |
      70 |------------------------------------------------------------------|
         |                                                                  |
         |                                                                  |
         |                                                                  |
      50 |------------------------------------------------------------------|
   12/29/95                            8/30/96                          8/30/97

           * = PEEKSKILL FIN CP    # = INDUSTRY INDEX    @ = BROAD MARKET

                              1995      1996      1997

    PEEKSKILL FIN CP         100.00    117.50    150.00
    INDUSTRY INDEX           100.00    103.84    168.03
    BROAD MARKET             100.00    112.37    135.37

Certain Transactions

    The Bank follows a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. Under current policy, all loans to directors and executive officers are required to be made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and do not involve more than the normal risk of collectibility at the time of origination. At June 30, 1997, the Bank's loans to directors, officers, employees and members of their immediate families totaled approximately $338,000 or .6% of stockholders' equity. All of these loans were current at June 30, 1997.

              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, independent accountants, to be the Company's auditors for the fiscal year ending June 30, 1998. Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 1998.


                              STOCKHOLDER PROPOSALS

    In order to be eligible for inclusion in the Company's proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office located at 1019 Park Street, Peekskill, New York 10566 by May 28, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                  OTHER MATTERS

    The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

    The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

Peekskill, New York
September 23, 1997

                         PEEKSKILL FINANCIAL CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 22, 1997


      The undersigned hereby appoints the Board of Directors of Peekskill Financial Corporation (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the main office of the Company, located at 1019 Park Street, Peekskill, New York on October 22, 1997 at 3:30 p.m. and at any and all adjournments and postponements thereof.

1. The election as directors of all nominees listed below (except as marked to the contrary):

        |_| FOR                            |_| VOTE WITHHELD

      INSTRUCTION:   To withhold your vote for any individual nominee, strike a line in that nominee's name below.

          WILLIAM J. LACALAMITO             DOMINICK BERTOLINE

2 The ratification of the appointment of KPMG Peat Marwick LLP, as auditors for the Company for the fiscal year ending June 30, 1998.

   |_| FOR           |_| AGAINST                        |_| VOTE WITHHELD

      In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

      THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

           The Board of Directors recommends a vote "FOR" the proposal and the election of the nominees listed above.


                                   (Continued and to be SIGNED on Reverse Side)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

      The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Stockholders.





Dated:                   , 1997
      -------------------                 -----------------------------------
                                          Signature of Stockholder Please sign
                                          exactly as your name(s) appear(s) to
                                          the left. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, please give your full title.
                                          If shares are held jointly, each
                                          holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE